EXHIBIT 3.1

Filed in the office of                                 Document Number: 20110266623-09
/s/ Ross Miller                                         Filing Date:  4/8/2011
ROSS MILLER                                        Entity Numbr: E0200212011-4
Secretary of State
State of Nevada
ARTICLES OF INCORPORATION
OF
DeBANG INDUSTRIAL CO., INC.

The undersigned Incorporator, to form a Nevada corporation hereby CERTIFIES THAT:

I. NAME: The name of the corporation is DeBang Industrial Co., Inc.

Il. REGISTERED OFFICE; RESIDENT AGENT: The location of the registered office of this corporation within the State of Nevada is 1161 Ambassador Drive, Reno, Nevada 89523; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the Bylaws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada.

The Resident Agent for the corporation shall be Rita S. Dickson, 1161 Ambassador Drive. Reno, Nevada 89523.

III. PURPOSE: The purpose for which this corporation is formed is to engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be Thirty Thousand Dollars ($30,000), consisting of Three Hundred Million (300,000,000) shares of Common Stock, par value $.0001 per share.

V. INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

POST OFFICE ADDRESS

Rita S. Dickson
1161 Ambassador Drive
Reno, Nevada   89523

VI. DIRECTORS: The governing board of this corporation shall be known as directors and the first Board shall consist of two (2) directors. The number of directors may, pursuant to the Bylaws of the corporation be increased or decreased by the Board of Directors, provided there shall be no less than one (1) nor more than nine (9) Directors.
The name and post office addresses of the directors constituting the first Board of Directors is as follows:

NAME POST OFFICE ADDRESS

Nicolas Lahanas
525 B Street, 15th Floor
San Diego, CA 92101

Harry Orfanos
525 B Street, 15th Floor
San Diego, CA 92101

VII. STOCK NON-ASSE.l5SABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE V0TING No cumulative voting shall be permitted in the election of directors.

X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

XI. UMTTED LIABILITY: No officer or director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (I) for any breach of the officer or directors duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (ii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or any amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the corporation existing at the time of such repeal or modification.

XII. INDEMNIFICATION: Each person who was or is made a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the corporation or is or was serving at the request of the corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but in the case of any such amendment. only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees. judgments. fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including. without limitation. service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer' or director is not entitled to be indemnified under the Section or otherwise. If a claim hereunder is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and. if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any. is required, has been tendered to the corporation) that the claimant has not met the standards of conduct Which make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or under Nevada General Corporation Law.

The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of officers and directors of the corporation or individuals serving at the request of the corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

THE UNDERSIGNED, being the Incorporator hereinafter named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 8th day of April, 2011.

                   /s/  Rita S. Dickson, Incorporator

Filed in the office of                                 Document Number: 20110303616-13
/s/ Ross Miller                                         Filing Date:  4/25/2011
ROSS MILLER                                        Entity Numbr: E0200212011-4
Secretary of State
State of Nevada

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.380)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.380 – Before Issuance of Stock

1.	Name of corporation: DEBANG INDUSTRIAL CO., INC.

2.	The articles have been amended as follows:

    Article 1.  The name of the corporation is China Films Technology, Inc.

3.     The undersighed declare that they constitute at least two-thirds of the following:

         X     Incorporators        ____ Board of Directors

4.	Effective date of filing: (optional)

5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.	Signatures:

/s/  Rita S. Dickson, Inorporator
(Authorized Signature)